UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: November 20, 2008

MONTANA MINING CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-29321 (Commission File Number)	87-0643635 (IRS Employer Identification Number)

Ruairidh Campbell, Chief Executive Officer

1403 East 900 South, Salt Lake City, Utah 84105
(Address of principal executive offices)

(801) 582-9609
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   •     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   •     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 20, 2008 Montana Mining Corp. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Produced Water Solutions, Inc. (“PWS”), and the shareholders of PWS (the “Shareholders”) to acquire PWS as a wholly owned subsidiary on or before March 13, 2009. Pursuant to the Agreement the Company will acquire all of the issued an outstanding shares of PWS in exchange for six million (6,000,000) shares of $0.001 par value common stock of the Company to be distributed pro rata to the Shareholders. As an inducement to enter into the Agreement, the Company loaned PWS eighty two thousand and seventy five dollars ($82,075), in the form of a promissory note denoted in Canadian currency equivalent to $100,000, secured by PWS’s proprietary technology.

PWS is a private company based in Calgary, Canada with a proprietary process to convert high volumes of oil and gas produced water into potable water using a unit that can be easily transported from well to well and utilized onsite.

ITEM 7.01     REGULATION FD DISCLOSURE

The information contained herein includes a press release attached as Exhibit 99, which is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that section. However, this information may be incorporated by reference in another filing under the Securities and Exchange Act of 1934 or the Securities Act of 1933 only if, and to the extent that, such subsequent filing specifically references the information incorporated by reference herein.

ITEM 9.01     Financial Statements and Exhibits

(c)      The following exhibits are filed herewith:

Exhibit No.     Description

10         Share Exchange Agreement between the Company and PWS dated November 20, 2008.

99(i)      Promissory Note dated November 20, 2008.

99(ii)     Press release dated December 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Montana Mining Corp.

By: /s/ Ruairidh Campbell                                                                              December 3, 2008

Name: Ruairidh Campbell

Title: Chief Executive Officer